                                                                       EXHIBIT 1

                               UBS CAPITAL II LLC

            The names and titles of the members of the board of managers and executive officers of UBS Capital II LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital II LLC, 299 Park Avenue, New York, New York 10171.


Justin S. Maccarone                     President

George Duarte                           Partner

Michael Greene                          Partner and Member of Board of Managers

Charles Delaney                         Partner

Robert C. Dinerstein                    VP, Secretary and Member of Board of
                                        Managers

James Breckenridge                      Principal

Marc Unger                              Principal, Chief Financial Officer and
                                        Member of Board of Managers

Hyunja Laskin                           Principal

Charles W. Moore                        Principal

Sandra Costin                           Assistant Secretary

Patricia Long                           Assistant Secretary


                                                            Page 15 of 21 pages.

                            UBS CAPITAL HOLDINGS, LLC

            The names and titles of the members of the board of managers and executive officers of UBS Capital Holdings LLC and their business addresses and principal occupations are set forth below. The business addresses of the each of the following are at UBS Capital Holdings LLC, 299 Park Avenue, New York, New York 10171.

Michael Greene                          President and Member of Board of Managers

Robert C. Dinerstein                    Managing Director, Secretary and Member of
                                        Board of Managers

Marc Unger                              Chief Financial Officer, Treasurer and
                                        Member of Board of Managers

Sandra Costin                           Assistant Secretary

Patricia Long                           Assistant Secretary


                                                            Page 16 of 21 pages.

                                     UBS AG

            The names and titles of the members of the Group Executive Board, directors and executive officers of UBS AG and their business addresses and principal occupations are set forth below.

DIRECTORS

Name of Director               Nationality      Address
----------------               -----------      -------
Mathis Cabiallavetta           Swiss            UBS AG
                                                Bahnhofstrasse 45
                                                8021 Zurich

Alberto Togni                  Swiss            UBS AG
                                                Aeschenplatz 6
                                                4002 Basle

Alex Krauer                    Swiss            Novaris AG
                                                Schwarzwaldallee 215
                                                P.O. Box
                                                4002 Basle

Markus Kundig                  Swiss            P.O. Box 4463
                                                6304 Zug

Peter Bockli                   Swiss            Bockli Thomann & Parmer
                                                St. Jakobs-Strasse 41
                                                P.O. Box 2342
                                                4002 Basle

Rolf Arthur Meyer              Swiss            Ciba Spezialitatenchemise AG
                                                P.O. Box
                                                4002 Basle

Hans Peter Ming                Swiss            Sika Finanz AG
                                                Zugerstrasse 50
                                                6341 Baar

Andreas Peter Reinhart         Swiss            Gebruder Volkart Holding AG
                                                P.O. Box 343
                                                8401 Winterthur


                                                            Page 17 of 21 pages.

Name of Director               Nationality      Address
----------------               -----------      -------
Georges P. Schorderet          Swiss            SAir Group
                                                8058 Zurich-Airport

Manfred Zobl                   Swiss            Swiss Life/Rentenanstalz
                                                P.O. Box 8022
                                                Zurich

      That the names, nationalities and addresses of other responsible persons of the Company are as follows:


Position in the Company/Name   Nationality       Address
----------------------------   -----------       -------
Chairman of the Board:

Mathis Cabiallavetta           Swiss             UBS AG
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

Vice Chairmen:

Alberto Togni                  Swiss             UBS AG
                                                 Aeschenplatz 6
                                                 4002 Basle

Alex Krauer                    Swiss             Novartis AG
                                                 Schwarzwaldallee 215
                                                 P.O. Box 4002 Basle

Markus Kundig                  Swiss             P.O. Box 4463
                                                 6304 Zug

Chief Executive Officer:

Marcel Ospel                   Swiss             UBS AG
                                                 Aeschenplatz 6
                                                 4002 Basle


                                                            Page 18 of 21 pages.

Position in the Company/Name   Nationality       Address
----------------------------   -----------       -------
Members of the Group
Executive Board:

Johannes De Gier               Dutch             Warburg Dillon Reed
                                                 1, Finsbury Avenue
                                                 London EC2M 2PP

Stephan Haeringer              Swiss             UBS AG
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

Gary Brinson                   American          Brinson
                                                 209 South La Salle Street
                                                 Chicago, IL 60604-1295

Rodolfo Bogni                  Italian           UBS AG
                                                 Aeschenplatz 6
                                                 4002 Basle

Felix Fischer                  Swiss             UBS AG
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

Peter De Weck                  Swiss             UBS AG
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

Peter Wuffli                   Swiss             UBS AG
                                                 Aeschenplatz 6
                                                 4002 Basle

Corporate Secretary:

Gertrud Erismann               Swiss             UBS AG
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

Treasurer:

Peter Wuffli                   Swiss             UBS AG
                                                 Aeschenplatz 6
                                                 4002 Basle


                                                            Page 19 of 21 pages.